As filed with the Securities and Exchange Commission on September 20, 1996
                                                     Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            SENECA FOODS CORPORATION
             (Exact name of registrant as specified in its charter)
                               New York 16-0733425
                (State or other jurisdiction                 (I.R.S. Employer
              of incorporation or organization)             Identification No.)
                           1162 Pittsford-Victor Road
                            Pittsford, New York 14534
                                 (716) 385-9500
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                Seneca Foods Corporation Employees' Savings Plan
                            (Full title of the plan)

                         KRAIG H. KAYSER, President and
                             Chief Executive Officer
                           1162 Pittsford-Victor Road
                            Pittsford, New York 14534
                                 (716) 385-9500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



                                   Copies to:
                            WILLIAM I. SCHAPIRO, Esq.
                          Jaeckle, Fleischmann & Mugel
                             800 Fleet Bank Building
                              Twelve Fountain Plaza
                             Buffalo, New York 14202
                                 (716) 856-0600

                         CALCULATION OF REGISTRATION FEE

======================================================------------------------------------------------------------------------------
 Title of Each Class of Securities to be Registered          Amount               Proposed            Proposed         Amount of
                                                              to be                Maximum             Maximum      Registration Fee
                                                           Registered*         Offering Price         Aggregate
                                                                                 Per Share**      Offering Price**
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

Shares of Class A Common Stock,
$0.25 par value per share...........................         250,000                $16.50            $4,125,000      $1422.41
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

* In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
** Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of the average of the high and low prices, as reported by the NASDAQ National Market, of the shares of Class A Common Stock, on September 19, 1996.

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

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                                      - i -




                                      - i -
                                     PART I


                  In accordance with the instructional Note to Part 1 of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part 1 of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of shares of Class A common stock of Seneca Foods Corporation pursuant to the benefit plan referred to herein. The documents containing the information required by Part I of the Registration Statement and required to be delivered to employees pursuant to Rule 428(b) will be sent or given to the plan participants.

                  Additionally, participants in the Seneca Foods Corporation Employees' Savings Plan (the "Plan") are entitled to the documents incorporated by reference in Item 3 of Part II of this Registration Statement, without charge, upon written or oral request. Such requests should be directed to Seneca Foods Corporation, Attention: Secretary, 1162 Pittsford-Victor Road, Pittsford, New York 14534 (telephone: (716) 385-9500).

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                                      II-8
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.       Incorporation of Documents by Reference.

                  The following documents filed by Seneca Foods Corporation (the "Company") with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended March 31, 1996;

     (b) Seneca Foods Corporation Employees' Savings Plan Annual Report (IRS Form 5500) for the year ended March 31, 1995;

     (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996; and

     (d) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.


Item 6.       Indemnification of Directors and Officers.

                  The Company's Certificate of Incorporation provides that the Company is required to indemnify each and every officer or director of the Company, even those whose term has expired, for any and all expenses actually and necessarily incurred by such director or officer in connection with the defense of any action, suit or proceeding in which he is made a party by reason of being or having been a director or officer of the Company. The Company is not required to indemnify a director or officer for matters as to which such officer or director is adjudged to be liable for neglect or misconduct in the performance of his duties as director or officer. Further, the rights of the officers or directors to indemnification are not exclusive of any other rights to which an officer or director of the Company is entitled.

                  Under the Company's Bylaws, the Company has the authority to indemnify its directors and officers to the fullest extent permitted by the New York Business Corporation Law (ss.ss.721-726) (the "BCL"). The Bylaws, reflecting New York law, extend such protection to any person made or threatened to be made a party to any action or proceeding, including an action by or in the right of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, which any director, officer or employee of the Company served in any capacity at the request of the Company, by reason of the fact that such director or officer, his testator or intestate, is or was a director or officer of the Company or is or was serving such enterprise at the request of the Company. The Bylaws provide that such indemnification may be authorized pursuant to the terms and conditions of (i) a resolution of shareholders; (ii) a resolution of the Board of Directors; (iii) an agreement providing for such indemnification or (iv) any judicial or other legal authority which entitles the director, officer or employee to such indemnification.

                  The BCL provides that, if successful on the merits or otherwise, an officer or director is entitled to indemnification by the Company against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of such action or proceeding, or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or at least not opposed to, the best interests of the Company. The termination of any action or proceeding by judgment, settlement, conviction or plea of nolo contendere, or its equivalent, does not itself create the presumption that such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the Company or that he had reasonable cause to believe that his conduct was unlawful.

                  If a corporation fails to provide indemnification to its directors or officers, the BCL provides that despite any contrary resolution of the board of directors or shareholders, indemnification may be awarded by application to the appropriate judicial authority. Application for such court-ordered indemnification may be made either in the civil action or proceeding in which the expenses were incurred or other amounts were paid or to the supreme court in a separate proceeding.


Item 7.       Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

                  The registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Exhibit
Number            Description of Exhibits

5                 Opinion of Jaeckle, Fleischmann & Mugel, filed herewith.

23(a)             Consent of Deloitte & Touche LLP, filed herewith.

23(b)             Consent of Jaeckle, Fleischmann & Mugel (contained in Exhibit
                  5 above).

24                Power of Attorney, filed herewith at page II-5.

Item 9.           Undertakings.

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or

Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in
Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsford, New York on September 4, 1996.

                                                  SENECA FOODS CORPORATION


                                                  By:/s Kraig H. Kayser
                                                  Kraig H. Kayser, President and
                                                  Chief Executive Officer


                                POWER OF ATTORNEY


                  Each person whose signature appears below hereby constitutes and appoints each of Kraig H. Kayser and Arthur S. Wolcott his or her true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement and the foregoing Powers of Attorney have been signed on the dates indicated by the following persons in the capacities indicated.


         Signature                       Title                       Date


 /s Arthur S. Wolcott            Chairman and Director        September 4, 1996
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Arthur S. Wolcott

 /s Kraig H. Kayser              President, Chief Executive   September 4, 1996
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Kraig H. Kayser                  Officer and Director

 /s Philip G. Paras              Vice President, Finance      September 4, 1996
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Philip G. Paras

 /s Devra A. Bevona              Treasurer                    September 4, 1996
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Devra A. Bevona

 /s Jeffrey L. Van Riper         Controller and Secretary     September 4, 1996
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Jeffrey L. Van Riper             (Principal Accounting Officer)

                                  Director                     __________, 1996
Robert T. Brady

 /s David L. Call                 Director                    September 6, 1996
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David L. Call

 /s Edward O. Gaylord              Director                   September 9, 1996
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Edward O. Gaylord

 /s G. Brymer Humphreys            Director                   September 10, 1996
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G. Brymer Humphreys

 /s Susan W. Stuart                Director                   September 7, 1996
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Susan W. Stuart


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